News Release

For Immediate Release

Contacts:
K. C. Trowell	G. Thomas Frankland
Chairman & Chief Executive Officer	President & Chief Operating Officer
CNB Florida Bancshares, Inc.	904/265-0261

CNB Florida Shareholders Approve Merger

Jacksonville, Florida (June 24, 2004) - CNB Florida Bancshares, Inc. (NASDAQ: CNBB) today reported that its shareholders overwhelmingly approved the previously announced merger agreement between the Company and The South Financial Group, Inc. Under terms of the agreement, the Company’s shareholders will receive 0.84 shares of The South Financial Group, Inc. common stock for each CNB Florida Bancshares, Inc. share. The Company’s subsidiary, CNB National Bank, will merge into The South Financial Group’s Florida banking subsidiary, Mercantile Bank. The transaction is expected to close in July 2004.

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     CNB Florida Bancshares, Inc., a registered bank holding company, is the parent of CNB National Bank, the largest community bank headquartered in Northeast Florida. CNB National Bank commenced operations in 1986 with one Lake City location and today has sixteen offices in eight counties (Alachua, Baker, Bradford, Columbia, Duval, St. Johns, Suwannee and Union).

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